Exhibit 99.2

Cam2 Technologies, LLC

Financial Statements

As of December 31, 2023

Cam2 Technologies, LLC

Contents

Independent Auditor’s Report	3-4

Financial Statements
Balance Sheet	6
Statement of Income	7
Statement of Changes in Members’ Equity	8
Statement of Cash Flows	9
Notes to Financial Statements	10-23

Independent Auditor’s Report

Board of Directors

CAM2 Technologies, LLC

Danbury, CT

Opinion

We have audited the financial statements of CAM2 Technologies, LLC (the Company), which comprise the balance sheet as of December 31, 2023, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the

Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Boston, Massachusetts

June 3, 2024

Financial Statements

Cam2 Technologies, LLC

Balance Sheet

December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,638,948
Marketable securities	1,021,991
Accounts receivable, net	2,989,597
Inventory, net	1,423,003
Other current assets	1,000

Total Current Assets	7,074,539

Operating lease right-of-use assets	39,685
Property and equipment, net	262,414

Total Assets	$7,376,638

Liabilities and Members’ Equity

Current Liabilities:
Accounts payable	$432,023
Accrued expenses	747,716
Deferred revenue	1,391,976
Operating lease liabilities	39,685

Total Current Liabilities	2,611,400

PPP Loan payable	150,000
Deferred revenue, net of current portion	2,513,956
Operating lease liabilities, net of current portion	-

Total Liabilities	5,275,356

Commitments and Contingencies (Note 13)

Members’ Equity:
Members' equity (1,188,750 units issued and outstanding)	2,101,282

Total Stockholders’ Equity

Total Liabilities and Members’ Equity	$7,376,638

The accompanying notes are an integral part of these financial statements.

Cam2 Technologies, LLC

Statement of Income

Year ended December 31, 2023
Revenue:
Product revenue	$12,076,061
Service revenue	1,678,910

Total Revenue	13,754,971

Cost of Revenue
Product revenue	5,914,123
Service revenue	576,530

Total Cost of Revenue	6,490,653

Gross Profit	7,264,318

Operating Expenses:
Sales and marketing	2,040,763
General and administrative	536,055
Research and development	2,608,130

Total Operating Expenses	5,184,948

Income From Operations	2,079,370

Other Income (Expense):
Gain on investments	69,101
Interest expense	(10,022)

Total Other Income	59,079

Net Income	$2,138,449

The accompanying notes are an integral part of these financial statements.

Cam2 Technologies, LLC

Statement of Changes in Members’ Equity

	Class A Units		Class B Units		Total Members’
	Units	Amount	Units	Amount	Equity
Balance - December 31, 2022	1,099,750	$1,815,844	89,000	$-	$1,815,844
Distributions	-	(1,853,011)	-	-	(1,853,011)
Net income	-	2,138,449	-	-	2,138,449

Balance - December 31, 2023	1,099,750	$2,101,282	89,000	$-	$2,101,282

The accompanying notes are an integral part of these financial statements.

Cam2 Technologies, LLC

Statement of Cash Flows

Year ended December 31, 2023
Cash Flows From Operating Activities:
Net loss	$2,138,449
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	224,305
Reduction in carrying amount of right-of-use assets	40,111
Gain on investment in marketable securities	(32,657)
Changes in operating assets and liabilities:
Accounts receivable	(2,007,394)
Inventory	689,303
Other current assets	(1,000)
Accounts payable	(153,140)
Accrued expenses	(42,696)
Deferred revenue	3,293,477
Operating lease liabilities	(40,111)

Net Cash Provided by Operating Activities	4,108,647

Cash Flows from Investing Activities
Purchases of marketable securities	(2,012,334)
Proceeds from maturities of marketable securities	1,023,000
Purchases of property and equipment	(206,506)

Net Cash Used in Investing Activities	(1,195,840)

Cash Flows from Financing Activities
Member distributions	(1,853,011)

Net change in Cash and Cash Equivalents	1,059,796

Cash and Cash Equivalents:
Beginning of year	579,152

End of year	$1,638,948

Supplemental Cash Flow Information:
Cash paid for interest	$10,022

Supplemental Disclosure of Noncash Investing Information:
Inventory purchases included in accounts payable	$272,295

The accompanying notes are an integral part of these financial statements.

Cam2 Technologies, LLC

Notes to Financial Statements

1. Nature of Operations and Basis of Presentation

Business

CAM2 Technologies, LLC (the “Company”) was founded in 2013 to develop and commercialize portable Fourier-transform infrared spectroscopy (“FTIR”) spectroscopic analyzers used for chemical threat detection and identification. The Company generates revenues from the sale of portable FTIR analyzers under “Redwave Technology” brands (“Redwave devices”) and other products based on the FTIR technology, as well as related services.

Risks and Uncertainties

The Company is subject to risks and uncertainties common to technology companies in the technology industry and of similar size, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and uncertainty of market acceptance of products. Potential risks and uncertainties also include, without limitation, uncertainties regarding rising inflation and higher interest rates. Products currently under development will require additional research and development efforts prior to commercialization and will require additional capital and adequate personnel and infrastructure. The Company’s research and development may not be successfully completed, adequate protection for the Company’s technology may not be obtained, and products may not prove commercially viable. The Company operates in an environment of rapid change in technology and competition.

Certain of the components included in the Company’s products are obtained from a sole source, a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on those limited sources of suppliers and manufacturers, the partial or complete loss of certain of these sources, or the requirement to establish a new supplier for the components, could have a material adverse effect on the Company’s operating results, financial condition and cash flows and damage its customer relationships.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

2. Significant Accounting Policies

The following is a summary of significant accounting policies adopted by the Company in preparation of its financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant estimates relate to the timing and amounts of revenue recognized, inventory reserves, allowance for credit losses, and unit-based compensation. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances.

Cam2 Technologies, LLC

Notes to Financial Statements

These estimates may change, as new events occur and additional information is obtained. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains the majority of its cash and cash equivalents with financial institutions that management believes to be of high credit quality. The Company has not experienced any losses with respect to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Significant customers are those that account for 10% or more of the Company’s total revenue or accounts receivable. For the year ended December 31, 2023, two customers represented approximately 39% of total revenue. As of December 31, 2023, two customers accounted for approximately 85% of outstanding accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash equivalents, consisting of short-term treasury bills are carried at fair value which approximates cost.

Investments in Marketable Securities

The Company accounts for its investments in debt securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments — Debt Securities (“ASC 320”). Debt securities, which are comprised of investments in U.S. Treasury Securities, are measured at fair value, based on quoted market prices. As the Company has classified its investments in debt securities as available-for-sale, the Company recognizes all unrealized gains and losses in other comprehensive income, net of tax, and recognizes all realized gains and losses in net income/loss within the Company’s statement of income. The unrealized gains and losses were immaterial at December 31, 2023. Net realized gains on marketable securities totaled $32,657 for the year ended December 31, 2023.

When the fair value is below the amortized cost basis of a marketable security, an estimate of expected credit losses is made. The credit-related impairment amount is recognized in the statements of income. Credit losses are recognized through the use of an allowance for credit losses account in the balance sheet and subsequent improvements in expected credit losses are recognized as a reversal of an amount in the allowance account. If the Company has the intent to sell the security or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis, then the allowance for the credit loss is written-off and the excess of the amortized cost basis of the asset over its fair value is recorded in the consolidated statements of operations. There were no credit losses recorded through December 31, 2023.

Cam2 Technologies, LLC

Notes to Financial Statements

Accounts Receivable

Accounts receivable are presented net of an allowance for credit losses, which is an estimate of amounts that may not be collectible. The Company performs ongoing credit evaluations of its customers and monitors economic conditions to identify facts and circumstances that may indicate its receivables are at risk of collection. The Company provides reserves against accounts receivable for estimated credit losses, if any, that may result from a customer’s inability to pay based on the composition of its accounts receivable, current economic conditions and historical credit loss activity. Amounts deemed uncollectible are charged or written-off against the reserve. As of December 31, 2023, the Company had zero reserve related to the potential likelihood of not collecting its receivables.

Fair value measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company's financial instruments consist primarily of cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses. The Company’s cash equivalents, consisting of U.S. Treasury bills (a Level 2 measurement), are carried at fair value, determined according to the fair value hierarchy described above (see Note 3). The Company’s marketable securities include U.S. Treasury securities which were valued by the Company using quoted prices in active markets for similar securities, which represent a Level 2 measurement within the fair value hierarchy.

The carrying values of the Company’s accounts receivable, other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

Cam2 Technologies, LLC

Notes to Financial Statements

Inventories

Inventories consist of finished goods, work-in-process materials and raw materials which are stated at the lower of cost or net realizable value using the weighted-average cost method. As the Company manufactures the finished goods and work-in-process materials, overhead costs are included in inventory. The Company evaluates the carrying cost of finished goods, work-in-process, and raw materials items. To the extent that such costs exceed future demand estimates and/or exhibit historical turnover at rates less than current inventory levels, the Company reduces the carrying value of the applicable inventories. As of December 31, 2023, the reserve for inventory obsolescence was approximately $57,000. As of December 31, 2023, substantially all of the Company’s inventory consists of raw materials.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Repairs and maintenance charges that do not increase the useful life of the assets are charged to operations as incurred.

Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Classification	Estimated Useful Life (in years)
Computer hardware and software	3 - 5
Machinery and equipment	5
Furniture and fixtures	5
Loaner and demonstration equipment	2 – 3
Leasehold improvements	Shorter of useful life or lease term

Impairment of Long-Lived Assets

The Company assesses, on an annual basis, the recoverability of the carrying amount of long-lived assets used in continuing operations. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flow expected to be generated by the asset. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value. No impairments were recognized for the year ended December 31, 2023.

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC 842”). Under ASC 842, the Company assesses its contracts at inception to determine whether the contract contains a lease, including evaluation of whether the contract conveys the right to control an explicitly or implicitly identified asset for a period of time. As a lessee, the Company records a right-of-use asset and a lease liability in its consolidated balance sheets for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income.

Cam2 Technologies, LLC

Notes to Financial Statements

The Company recognizes operating lease right-of-use (“ROU”) assets and operating lease liabilities in its balance sheet. ROU assets represent the Company’s right to use an underlying asset during the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the net present value of fixed lease payments over the lease term. The Company’s lease term includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. ROU assets also include any advance lease payments made and are net of any lease incentives. As the Company’s operating lease does not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date of the lease in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would expect to pay to borrow over a similar term, and on a collateralized basis, an amount equal to the lease payments in a similar economic environment.

The Company entered into a lease agreement for the use of office space, classified as an operating lease. Operating leases are included in Operating lease right-of-use assets and Operating lease liabilities in the balance sheet.

Revenue Recognition

The Company recognizes revenue from sales to customers under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), by applying the following five steps: (1) identification of the contract, or contracts, with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when, or as, performance obligations are satisfied.

For a contract with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation on a relative standalone selling price basis using the Company’s best estimate of the standalone selling price of each distinct product or service in the contract. The primary method used to estimate standalone selling price is the price observed in standalone sales to customers; however, when prices in standalone sales are not available the Company may use third party pricing for similar products or services or estimate the standalone selling price, which is set by management. Allocation of the transaction price is determined at the contract’s inception and is not updated to reflect changes between contract inception and when the performance obligations are satisfied.

The Company earns revenue primarily from the sale of Redwave devices and other FTIR technology-based products such as OEM FTIR components and Laboratory FTIR accessories, as well as related consumables and technical support services. The Company also provides extended service warranties for its Redwave devices. Revenue is recognized when control of the promised products, consumables or services is transferred to the Company’s customers, in an a mount that reflects the consideration the Company expects to be entitled to in exchange for those products, consumables or services (the transaction price). A performance obligation is a promise in a contract to transfer a distinct product or service to a customer and is the unit of accounting under ASC 606.

Products and Consumables

For products and consumables sold by the Company, control transfers to the customer at a point in time. To indicate the transfer of control, the Company must have a present right to payment, legal title must have passed to the customer, the customer must have the significant risks and rewards of ownership, and where acceptance is other than perfunctory, the customer must have accepted the product or service. The Compa ny’s principal terms of sale are freight on board (“FOB”) shipping point, or equivalent, and, as such, the Company primarily transfers control and records revenue for product sales upon shipment. Sales arrangements with delivery terms that are not FOB shipping point are not recognized upon shipment and the transfer of control for revenue recognition is evaluated based on the associated shipping terms and customer obligations. If a performance obligation to the customer with respect to a sales transaction remains to be fulfilled following shipment (typically installation or acceptance by the customer), revenue recognition for that performance obligation is deferred until such commitments have been fulfilled. Sales tax and value added taxes collected from the customers relating to product sales and remitted to governmental authorities are excluded from revenues.

Cam2 Technologies, LLC

Notes to Financial Statements

Services

The sales of extended service warranties are recognized as separate service performance obligations. For extended warranty and technical support services, control transfers to the customer over the term of the arrangement, and revenue is recognized based upon the period of time elapsed under the arrangement as this period represents the transfer of benefits or services under the agreement. For those service arrangements that are bundled with a product sale, a portion of the revenue from the sale is allocated to the support service and extended warranty components and recognized as deferred revenue on the balance sheet.

The Company evaluates contingent payments to estimate the amount which is not probable of a material reversal to include in the transaction price using the most likely amount method. Future payments that are not within the control of the Company, are not considered probable of being achieved until the contingencies are resolved. The Company does not enter into significant financing agreements or other forms of variable consideration.

Contract assets arise from unbilled amounts in customer arrangements when revenue recognized exceeds the amount billed to the customer and the Company’s right to payment is not only subject to the passage of time. The Company had no contract assets related to product or service revenue as of December 31, 2023.

Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which it has received consideration (or the amount is due) from the customer. The Company has determined that its only contract liability related to its revenue is deferred revenue related to the services, which consists of amounts that have been invoiced but that have not been recognized as revenue. Amounts expected to be recognized as revenue within 12 months of the balance sheet date are classified as current deferred revenue and amounts expected to be recognized as revenue beyond 12 months of the balance sheet date are classified as noncurrent deferred revenue.

The Company capitalizes commissions earned by sales employees and consultants as these costs are incremental and recoverable costs of obtaining a contract with a customer. These costs are amortized over the contract term, as additional contract acquisition costs are incurred for contract renewals. Amortization is included in sales and marketing expense in the statement of income. The deferred sales commissions were immaterial for the year ended December 31, 2023.

The following is a summary of the activity related to the Company’s deferred revenue:

December 31, 2023
Beginning balance	$612,455
Revenue recognized	(266,431)
Revenue deferred	3,559,908

Ending Balance	$3,905,932

Cam2 Technologies, LLC

Notes to Financial Statements

The amount of deferred revenue equals the transaction price allocated to unfulfilled performance obligations for the period presented. Such deferred revenue amounts are expected to be recognized in the future as follows:

December 31, 2023
Deferred Revenue Expected to be Recognized in:
One year or less	$1,391,976
One to two years	1,228,765
Three years and beyond	1,285,192

$3,905,932

Distribution Channels

A majority of the Company’s revenue is generated from the sales to its distribution partners, and, in the United States, from the sales to end customers where a government contract is required, or a customer has a pre-existing relationship. When the Company transacts with a distribution partner, its contractual arrangement is with the partner and not with the end-use customer. Whether the Company transacts business with and receives the order from a distribution partner or directly from an end-use customer, its revenue recognition policy and resulting pattern of revenue recognition for the order are the same.

The following table presents the Company’s product and service revenue by device type:

December 31, 2023
Redwave Devices:
Device sales revenue	$10,149,416
Service revenue	1,678,910

Total Redwave Devices Revenue	11,828,326
OEM FTIR Components:
Device sales revenue	1,116,848
Laboratory FTIR Accessories:
Device sales revenue	809,797

Total Revenue	$13,754,971

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Cam2 Technologies, LLC

Notes to Financial Statements

Revenue based on the end-user entity type for the Company’s product and service revenue are presented below:

December 31, 2023
Government	$11,828,326
Pharmaceutical/Biotechnology	1,116,848
Academia and other	809,797

Total Revenue	$13,754,971

The following table disaggregates the Company’s revenue from contracts with customers by geography, which are determined based on the customer location:

December 31, 2023
United States	$6,568,164
International	7,186,807

$13,754,971

International sales are comprised primarily of device sales revenue. The international sales are primarily in Japan and Poland, which represent approximately 44% and 31%, respectively of the international revenues, respectively. Service revenue is primarily sourced in the United States.

Product Warranty

The Company provides a one-year warranty on the sales of its Redwave devices and other FTIR technology-based products (the “Product Warranty”). The Product Warranty is an assurance-type warranty accounted for under Topic ASC 460 Guarantees (“ASC 460”) as a liability. The estimate of returns and repairs related to product warranties are established using historical information on the nature, frequency and average cost of claims of each type of device and assumptions about future activity and events.

Research and Development Expenses

Costs incurred in the research and development of new products, and the enhancement of existing products, are expensed as incurred. The Company’s research and development expenses include, but are not limited to, salaries, payroll taxes, and employee benefits for those individuals involved in research and development efforts, as well as consulting expenses and laboratory supplies and materials.

Software Development Costs

The Company incurs costs to develop computer software that is embedded in the hardware components of the Company’s products. Research and development costs related to this software are expensed as incurred, except for costs of internally developed or externally purchased software that qualify for capitalization. Software development costs incurred subsequent to the establishment of technological feasibility, but prior to the general release of the product, are capitalized and, upon general release, are amortized based upon the pattern in which economic benefits related to such assets are realized. Due to the short time period between achieving technological feasibility and product release and the insignificant amount of costs incurred during such periods, the Company did not capitalize any software development costs during the year ended December 31, 2023.

Cam2 Technologies, LLC

Notes to Financial Statements

Income Taxes

The Company is a limited liability company whereby the members report the respective entities’ income or loss on their individual returns. Accordingly, no provision for federal or state taxes on income is recorded in the accompanying financial statements.

It is management’s intention to make distributions to the shareholders and members, which, at a minimum, are sufficient to fund required tax payments on earnings.

The Company follows the provisions of Topic ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”) which specifies how tax benefits for uncertain tax positions are to be recognized, measured, and recorded in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the combined balance sheet; and provides transition and interim period guidance, among other provisions. As of December 31, 2023, the Company has not recorded any amounts for uncertain tax positions.

The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its statements of income. As of December 31, 2023, the Company had no reserves for uncertain tax positions. For the year ended December 31, 2023 no estimated interest or penalties were recognized on uncertain tax positions. The Company’s federal and state income tax returns are generally open for examination for the past 3 years.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new standard adjusts the accounting for assets held at amortized costs basis, including trade receivables. The standard eliminates the probable initial recognition threshold and requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For public entities except smaller reporting companies, the guidance is effective for annual reporting periods beginning after December 15, 2019 and for interim periods within those fiscal years. For non-public entities and smaller reporting companies, the guidance was effective for annual reporting periods beginning after December 15, 2021. In November 2019, the FASB issued ASU No. 2019 -10, which deferred the effective date for non-public entities to annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. Early application is allowed. The Company adopted this standard effective January 1, 2023 which had no material impact on its financial statements.

Recently Issued Accounting Standards

The Company has evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s financial statements.

Cam2 Technologies, LLC

Notes to Financial Statements

3. Property and Equipment

December 31, 2023
Computer hardware and software	$79,102
Lab equipment	50,041
Machinery and equipment	11,209
Furniture and fixtures	41,892
Loaner and demonstration equipment	474,667
Leasehold improvements	35,033
691,944
Less: Accumulated Depreciation	(429,530)
Property and Equipment, net	$262,414

Depreciation expense was $224,305 for the year ended December 31, 2023.

4. Accrued Expenses

Accrued expenses consisted of the following:

December 31, 2023
Accrued compensation	$511,621
Accrued warranty liabilities	30,788
Other accrued expenses	205,307
Total Accrued Expenses	$747,716

Changes in the Company’s Product Warranty obligations were as follows:

Year Ended December 31, 2023
Accrual balance at beginning of period	$20,601
Provision for new warranties	30,788
Settlements and adjustments made during the period	(20,601)
Accrual Balance at End of Period	$30,788

5. PPP Loan Payable

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act, (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property.

Cam2 Technologies, LLC

Notes to Financial Statements

It also appropriated funds for the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

On May 15, 2020 the Company received a loan from a bank with an aggregate amount of $150,000, pursuant to the PPP (“the PPP Loan”). The PPP Loan is effective for thirty years, with a maturity date of May 15, 2050, and bears interest at 3.75%. Under the terms of the PPP Loan, certain amounts of the loan and accrued interest may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company intends to repay the PPP Loan. The balance of the PPP Loan was $150,000 at December 31, 2023, included in PPP Loan payable on the accompanying balance sheet.

6. Leases

The Company is obligated under a noncancelable lease for its office space in Danbury, CT which expires in November 2024 (the “41 Eagle Rd Lease”). In addition to the base rent, the Company is required to pay a proportionate share of real estate taxes, insurance and other operating costs. The 41 Eagle Rd Lease is classified as an operating lease. The lease liability represents the net present value of future lease payments for the lease utilizing the Company’s incremental borrowing rate of 8%.

The operating lease expense under the 41 Eagle Rd Lease was $45,044 for the year ended December 31, 2023. During the year ended December 31, 2023, the Company made cash payments of $45,044, for amounts included in the measurement of lease liabilities for the 41 Eagle Rd Lease. As of December 31, 2023, the remaining lease term was approximately 0.9 years.

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the consolidated balance sheet as of December 31, 2023:

2024	$41,291
Total future minimum lease payments	41,291
Less: amount representing interest	(1,606)
Present value of future minimum lease payments	39,685
Current portion of operating lease liability	39,685

Operating Lease Liability, noncurrent	$-

In September 2023, the Company amended its 41 Eagle Rd Lease to relocate to a larger office space (the “New Office Lease”). The commencement date (the “Commencement Date”) is determined based on the completion of the landlord’s alterations and improvements. As of December 31, 2023, the work has not been completed and the commencement certificate has not yet been delivered to the Company. As a result, the amendment had no impact on the right-of-use assets, lease liabilities, or lease expense. The Company expects the New Office Lease to commence during the year ended December 31, 2024.

In addition to the monthly base rent (summarized below), the Company is required to pay a proportionate share of real estate taxes, insurance and other operating costs under the New Office Lease. The lease term is ten years from the Commencement Date.

Cam2 Technologies, LLC

Notes to Financial Statements

Years (begins at Commencement Date)	Monthly Base Rent
Years 1 - 3	$19,571
Year 4	26,880
Year 5 - 10	27,687 – 32,085

7. Commitments and Contingencies

The Company may be involved in legal actions in the ordinary course of business. In the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect on the Company’s financial position or results of operations.

401(k) Savings Plan

The Company has a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code (the “401k Savings Plan”). This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company’s contributions to the plan may be made at the discretion of the members. During the year ended December 31, 2023 the Company recorded $425,895 in compensation expenses related to the Company’s contributions to the 401k Savings Plan, included in accrued expenses as of December 31, 2023.

8. Members’ Equity

Pursuant to the Amended and Restated Operating Agreement as of January 3, 2016 (the “LLC Agreement”) the Company, a Connecticut registered LLC, shall survive in perpetuity and shall not be dissolved except upon the approval by the Board of Managers, a sale of substantially all the operating assets of the Company or upon a judicial decree of dissolution (a “Dissolution”).

Under the terms of the LLC agreement, the Company has two classes of equity: Class A units and, Class B units (“Incentive Units” or together with the Class A Units, “Units”).

As of December 31, 2023, there were 1,099,750 and 89,000 Class A and Class B units issued and outstanding, respectively.

The holders of the Class A Units have the right to vote together as a single class and each member is entitled to one vote for each Class A unit held on all matters and in connection with the election of directors of the Company. The Class A unit holders contributed a total of $1,100,000 to the Company in 2016. All profits and losses, except as discussed below, are allocated to the Class A unit holders pro rata based on Class A units held. The distributions are made at the Board of Directors’ discretion. There were $1,853,011 in distributions made to the members for the year ended December 31, 2023.

During 2016 and 2019, the Company granted a total of 89,000 fully vested Class B Units to three employees for services. The Class B unitholders have no right to participate in the management of the Company, or otherwise vote for the appointment of directors or on any matters to be voted on by the members. Under the terms of the Company’s LLC agreement, the holders of Class B Units will receive distributions only upon a capital event as defined in the LLC Agreement. Capital Distributions will first be allocated to pay off contributed capital. Once contributed capital has been paid, distributions will be allocated to all participating unit holders, Class A and Class B unit holders, pro rata based on the number of Units held by each member. The holders of the Class B Units have no transfer rights. Upon termination for any reason or no reason of a Class B Unit member, the Class B Units will be automatically forfeited.

Cam2 Technologies, LLC

Notes to Financial Statements

During the year ended December 31, 2022, the Company issued options to purchase 80,000 Class B Units with the exercise price of $15.82 to employees subject to certain performance-based vesting conditions over a three-year period. During the year ended December 31, 2023, the Company issued options to purchase 130,000 Class B Units with the exercise price of $20.92 to employees subject to service vesting conditions over a three-year period. All options will become fully vested upon a change of control event through an asset sale or liquidation of the Company. There were no options exercised or forfeited during the year ended December 31, 2023.

The awards of Class B Units and the options to purchase the Class B Units granted through December 31, 2023 are accounted under Topic ASC 710 “Compensation” (“ASC 710”) guidance as the terms and conditions of the awards are more akin to a profit-sharing arrangement. Under the ASC 710 accounting guidance related to deferred compensation, the Company will not recognize a liability for these awards until the occurrence of a Capital Event, as defined in the LLC agreement.

9. Subsequent Events

The Company has evaluated subsequent events through June 3, 2024, the date these financial statements were available to be issued. Other than what is disclosed below, or elsewhere in these notes to the financial statements, there are no material subsequent events requiring additional disclosure.

On April 12, 2024, in conjunction with the Transaction (defined below), the Company’s equity holders contributed 100% of the equity securities of the Company to CAM3 HoldCo, LLC, a Connecticut limited liability company incorporated in March 2024 (“CAM3”), in exchange for 100% of the equity securities of CAM3 (the “Restructuring”). As a result of the Restructuring, the Company became a wholly owned subsidiary of CAM3.

On April 29, 2024, the Company and CAM3 (the “Sellers”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with 908 Devices Inc. (the “908 Devices”). Pursuant to the Purchase Agreement, 908 Devices purchased all of CAM3’s right, title and interest in and to all of the issued and outstanding equity interests of the Company (the “Transaction”), in exchange for an initial payment of $45.0 million in cash (the “Cash Consideration”), and 1,497,171 unregistered shares of common stock, par value $0.001, of 908 Devices (the “908 Devices Common Stock”) (the “Closing Shares” and together with the Cash Consideration, the “Closing Consideration”). The Purchase Agreement also provides that approximately $4.5 million of the Cash Consideration will be placed into an indemnification escrow account for a 12-month period following the Closing Date (as defined below) to settle certain claims for indemnification for breaches or inaccuracies in the Company’s representations and warranties, covenants, and agreements.

Cam2 Technologies, LLC

Notes to Financial Statements

Pursuant to the Purchase Agreement, 908 Devices may also be obligated to issue up to an additional 4,000,000 unregistered shares of 908 Devices Common Stock (the “Earnout Shares” and, together with the Closing Shares, the “Shares”) as contingent consideration based on the amount of revenue 908 Devices generates from the sale of certain Company products and services (“Earnout Revenue”) during the 2-year period from May 1, 2024 through April 30, 2026 (the “Earnout Period”) as provided in the Purchase Agreement (the “Earnout Milestone”). If the Earnout Revenue achieved during the Earnout Period is at least $37 million, 908 Devices will be obligated to issue at least 1,000,000 Earnout Shares, which number of Earnout Shares will be increased based on the amount of Earnout Revenue achieved during the Earnout Period as provided in the Purchase Agreement, up to a maximum of 4,000,000 Earnout Shares for Earnout Revenue equal to or greater than $45 million. The Earnout Revenue also may include certain qualified bookings credit for certain Redwave products in the event that Earnout Revenue is otherwise above $37 million. No Earnout Shares will be issued if the Earnout Revenue achieved during the Earnout Period is less than $37 million.

The Transaction closed on April 29, 2024 (the “Closing Date”).

In connection with the closing of the Transaction, and pursuant to that certain Confidential Settlement Agreement and Mutual Releases, dated April 8, 2024, the Company settled a dispute with a current employee that included the employee receiving an upfront payment of $700,000 and an issuance of 75,000 Class B Units of CAM3. The Class B Units of CAM3 have the same terms as the Company’s Class B Units. Upon the closing of the Transaction, the employee received approximately $2,800,000 as a settlement for its equity holdings in Class B Units of CAM3. The employee is also entitled to 5% of the Earnout Shares earned by the Sellers in accordance with the terms described above.

In connection with the closing of the Transaction, and pursuant to certain transaction bonus agreements executed on April 25, 2024 between the Company and certain employees of the Company (the “Transaction Bonus Agreements”), the Company paid an aggregate cash bonus of approximately $1.2 million to certain employees of the Company, subject to the closing of the Transaction.

At the Closing Date, the Company’s option holders received approximately $1.9 million in cash and 224,776 of the Closing Shares in settlement of the outstanding options to purchase Class B Units. The holders are also entitled to approximately 14.3% of the Earnout Shares earned by the Sellers.